EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this 1st day of January, 2011, between Tara Minerals Corp.  a Nevada corporation (the "Company"), and  Francis R. Biscan Jr., an individual (the "Executive"),

RECITALS

WHEREAS, the Executive is desirous of being employed by the Company.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Executive do hereby agree as follows:

1. Recitals.  The above recitals are true, correct, and are herein incorporated by reference.

2. Employment.    Subject to the terms and conditions of this Agreement, the Company hereby employs the Executive for the Term (as hereinafter defined), as its Principal Executive Officer and President. The Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth. The Executive will report to the Company’s Board of Directors. It is understood that the Executive has been, and will continue to be, engaged in other business activities, and will manage his own time to fulfill the executive responsibility.

3. Duties During Employment Period.  During the "Term" (including any renewals thereof) as defined in Section 5 of this Agreement, the Executive shall:

A. Diligently devote the Executive's time and efforts to the business affairs of the Company and subsidiaries.  The Executive shall have such duties and powers that are commensurate and consistent with those of a Chief Executive Officer and Director, subject to the authority and directions of the Company's Board of Directors; and

B. Devote attention and render services to the Company and shall be employed by the Company according to the terms and conditions of this Agreement.

4. Compensation and Benefits

A. Salary.  The Executive shall be paid a base salary (the "Base Salary"), payable monthly, in arrears, at an annual rate of $ 224,000.00    .

B. Bonus.  As additional compensation, the Executive shall be entitled to receive a bonus ("Bonus") for each fiscal year during the Term, and each Renewal Term, in the amount as to be determined by the Company’s Board of Directors.

C. Employee Benefits.  The Executive shall be entitled to participate in all benefit programs of the Company currently existing, or hereafter made available to executives and/or other executive employees, including, but not limited to, pension and other retirement plans, including any 401K Plan, group life insurance, dental, hospitalization, surgical and major medical coverage, sick leave, salary continuation, and holidays, long-term disability, and other fringe benefits.

  Should the Company decide not to provide, or is unable to obtain group plans, the Company will reimburse the Employee for individual health, dental and optical insurance in an amount not to exceed $ 750.00   per month.

D. Vacation.  During each year of the Term, and each year of any Renewal Term, the Executive shall be entitled to     5      weeks of vacation time to be utilized or paid for each year, or accrue and carry over into the following year; provided, however, that the Executive shall evidence reasonable judgment with regard to appropriate vacation scheduling.

E. Business Expense Reimbursement.  The Executive shall be entitled to receive proper reimbursement for all reasonable, out-of-pocket expenses incurred directly by the Executive (in accordance with the policies and procedures established by the Company for its executive officers) not less than $1,000.00 per month, including first class accommodations in performing services hereunder.

F. Cellular Telephone. The Company shall provide the Executive with a cellular telephone and a GSM phone that operates in the countries served by the Company, and the Company shall also be responsible for all costs and expenses in connection with such telephones, including, but not limited to, monthly service charges and maintenance, usage charges and long distance, whether these be incurred for personal or Company business.

G. Stock.  The Executive shall receive options as may be determined, from time to time, by the Company’s Board of Directors. The Executive shall have the right to sell or transfer any or all of the options, or the shares issuable upon the exercise of the options.

5. Term.   The term of employment hereunder will commence on the Effective Date and end ___3_yrs_ from such Effective Date (the “Term"), unless terminated pursuant to Section 6, of this Agreement, provided that the Executive and the Company may, upon mutual written consent, renew this Agreement for such duration as may be mutually agreed upon by the parties ("Renewal Term"). For purposes of this Agreement, “Effective Date” shall mean January 1, 2011.

6. Termination of Employment.

A. Death.  In the event of the death of the Executive during the Term or Renewal Term of this Agreement, salary shall be paid to the Executive's designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Executive for a period of   1yr  from and after the date of death.  The Company shall also be obligated to pay to the Executive's estate or heirs, as the case may be, any accrued or bonus authorized by a resolution of the Company’s directors. Other death benefits will be paid in accordance with the terms of the Company's benefit programs and plans pertaining to the Company’s employees generally.

B. Disability.

1. In the event of the Executive's disability, as hereinafter defined, the Executive shall be entitled to receive the Executive's salary for a period, at the annual rate in effect immediately prior to the commencement of disability, for      1yr    from the date on which the disability has deemed to occur as hereinafter provided below.  Any amounts provided for in this Section 6B shall be offset by any other disability benefits provided to the Executive by the Company, including the benefits contemplated by Section 4H

2. "Disability," for the purposes of this Agreement, shall be deemed to have occurred in the event   i) the Executive is unable by reason of sickness or accident to perform the Executive's duties under this Agreement for a cumulative total of twelve (12) weeks within any one calendar year; or

ii) the Executive is unable to perform Executive's duties for ninety (90) consecutive days; or

iii) the Executive has a guardian appointed by a court of competent jurisdiction.  Termination due to disability shall be deemed to have occurred upon the first day of the month following the determination of disability as defined above.

Anything herein to the contrary notwithstanding, if, following a termination of employment hereunder due to disability as provided above, the Executive becomes re-employed by a third party, whether as an executive or as a consultant, any salary, annual incentive payments or other benefits earned by the Executive from such employment shall offset any salary continuation due to the Executive hereunder commencing with the date of re-employment.

C. Termination by the Company for Cause

1. Nothing herein shall prevent the Company from terminating employment for "Cause" as hereinafter defined.  If terminated for Cause, the Executive shall receive salary only for the period ending with the date of such termination as provided in this Section 6C.  Any rights and benefits the Executive may have in respect of any other compensation shall end on the date the Employee is terminated for Cause.

2. "Cause" shall mean:

(a) committing or participating in an injurious act of fraud, gross neglect, intentional misrepresentation, or embezzlement against the Company; or

(b) committing or participating in any other injurious act or omission wantonly or willfully against the Company, monetarily or otherwise.

(c)

commission of a felony or a crime of moral turpitude.

(d)  the refusal to follow the lawful instructions of the Company’s Board of Directors.

(e) any material breach by the Employee of this Agreement.

D. Termination Other than for Cause.

The foregoing notwithstanding, the Company may terminate the Executive's employment for whatever reason it deems appropriate; provided, however, that in the event such termination is not based on Cause, as provided in Section 6C above, or if Executive's employment is terminated under Sections 6F or 6G hereof, the Company shall continue to be obligated to pay to Executive all salary through the Term, or Renewal Term if any, of this Agreement and any bonuses authorized by a resolution of the Company’s directors and all stock options granted to the executive shall be immediately exercisable .

E. Voluntary Termination.

 In the event the Executive terminates the Executive's employment on the Executive's own volition (except as provided in Section 6F and/or Section 6G) prior to the expiration of the Term or Renewal Term of this Agreement), such termination shall constitute a voluntary termination and in such event the Executive shall be limited to the same rights and benefits as provided in Section 6C.

F. Constructive Termination of Employment.

  A termination by the Company without Cause under Section 6D shall be deemed to have occurred upon the occurrence of one or more of the following events without the express written consent of the Executive:

1. a significant change in the nature or scope of the authorities, powers, functions, duties or responsibilities attached to Executive's position as described in Section 3;

2. a change in Executive's principal office to a location more than 60 miles from the Executive’s place of employment on the Effective Date.

3. A material breach of this Agreement by the Company;

4. A material reduction of the Executive's benefits under any employee benefit plan, program or arrangement (for Executive individually or as part of a group) of the Company, which reduction shall not apply to similarly situated employees of the Company; or

G. Termination Following a Change of Control.

1. In the event that a "Change in Control," as hereinafter defined, shall occur at any time during the Term or Renewal Term hereof, the Executive shall have the right to terminate the Executive's employment under this Agreement upon thirty (30) days written notice given at any time within one (1) year after the occurrence of such event.

2. For purposes of this Agreement, a "Change in Control" of the Company shall mean a change in control:

a)

the occurrence of any of the following:

i) any person, group or organization, other than the Executive, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's outstanding securities then having the right to vote at elections of directors; or

ii) the individuals who at the Effective Date of this Agreement constitute the Board of Directors cease for any reason to constitute a majority thereof unless the election, or nomination for election, of each new director was approved by the Executive; or

iii) the business or over fifty percent (50%) of the business revenues of the Company for which the Executive's services are principally performed is/ are sold or otherwise disposed of by the Company (including the stock of a subsidiary of the Company).

Anything herein to the contrary notwithstanding, this Section 6G2 will not apply where the Executive gives the Executive's explicit written waiver stating that for purposes of this Section 6G2 a Change in Control shall not be deemed to have occurred.  The Executive's participation in any negotiations or other matters in relation to a Change in Control shall in no way constitute such a waiver which can only be given by an explicit written waiver as provided in the preceding sentence.

7. Non-Disclosure of Confidential Information, Non-Compete.

A. Executive acknowledges that the Company's trade secrets, private or secret processes, as they exist from time to time, business records and plans, inventions, acquisition strategy, price structure and pricing, discounts, costs, computer programs and listings, source code and/or subject code, copyright, trademark, proprietary information, formulae, protocols, forms, procedures, methods for operating the Company's business, acquisitions, practices, plans and information pertaining to the Company’s properties, and other information of a confidential nature not known publicly (collectively, the "Confidential Information") are valuable, special and unique assets of the Company, access to and knowledge of which have been gained by the Executive by virtue of

Executive's association with the Company.  In light of the highly competitive nature of the industry in which the Company's business is conducted, Executive agrees that all Confidential Information, heretofore or in the future obtained by Executive as a result of Executive's association with the Company, shall be considered confidential.

B. The Executive agrees that the Executive shall:

1) hold in confidence and not disclose or make available to any third party any such Confidential Information obtained directly or constructively from the Company, unless so authorized in writing by the Company;

2) exercise all reasonable efforts to prevent third parties from gaining access to the Confidential Information;

3) take such protective measures as may be reasonably necessary to preserve the confidentiality of the Confidential Information.

C. Excluded from the Confidential Information, and therefore not subject to the provisions of this Agreement, shall be any information which the Executive can show:

1) at the time of disclosure, is in the public domain; or

2) after the disclosure, enters the public domain by way of printed publication through no fault of the Executive; or

3) was in his possession at the time of disclosure and which was not acquired directly or indirectly from the Company; or

4) was acquired, after disclosure, from a third party who did not receive it from the Company, and who had the right to disclose the information without any obligation to hold such information confidential.

D. Upon written request of the Company, Executive shall return to the Company all written materials containing Confidential Information.

E. Executive agrees that he will not, during the term of this Agreement and for a period of     6     months    from and after the date of termination of this Agreement, directly or indirectly, (i) knowingly acquire or own in any manner any interest in any entity which competes for properties with the Company, or any of its subsidiaries or affiliates, (ii) be employed by or serve as an employee, agent, officer, or director of, or as a consultant to, any entity which competes for properties with the Company or its subsidiaries or affiliates, or (iii) acquire, directly or through an entity affiliated with the Executive, an interest in any property which is located within    2.486   miles or    4    Kilometers of any property owned by the Company or which is under consideration by the Company.  The foregoing provisions of this Section 7E shall not prevent the Executive from acquiring and owning not more than 5% of the equity securities of any entity whose securities are listed for trading on a national securities exchange or are regularly traded in the over-the-counter securities market.

8. Covenants as Essential Elements of this Agreements; Survival of Covenants.

It is understood by and between the parties hereto that the foregoing covenants by Executive contained in Section 7 of this Agreement shall be construed to be agreements independent of any other element of Executive's relationship with the Company.  The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties, shall not constitute a defense to the enforcement of the covenants in Section 7 of this Agreement against Executive.

9. Remedies and Enforcement.

A. Executive acknowledges and agrees that the Company's remedy at law for a breach of any of the provisions of Section 7 herein would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Company.  In recognition of this fact, in the event of a breach by Executive of any of the provisions of Section 7, Executive agrees that, in addition to any remedy at law available to the Company, including, but not limited to monetary damages, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

B. It is further expressly understood and agreed that the provisions of this Agreement shall apply whether this Agreement is terminated by Company or Executive or upon its expiration or termination.

C. Nothing herein contained shall be construed as prohibiting Company or Executive from pursuing any other remedies available to it/ him for any breach or default of this Agreement.

10. Arbitration-Attorneys' Fees.

Any claims or disputes in any way involving this Agreement will be settled through binding arbitration in Chicago, Illinois in accordance with the Commercial Arbitration Rules of the American Arbitration Association. In connection with any such arbitration proceeding, or any litigation arising out of the enforcement of this Agreement or for its interpretation, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees,  The Company will advance to the Executive of $10,000.00, if the Company commences an arbitration or legal proceeding as a result of this Agreement to cover Executive's legal costs and will continue to fund Executive's legal defense fees to the extent required to defend against the Company's actions. In addition, the Company agrees to pay for any and all legal work or representation required to defend and or settle any claims made by or against Executive as a result of his employment with the Company, while this Agreement is in effect or any time thereafter.

11. Freedom to Contract.

The Executive represents and warrants that the Executive has the right to negotiate and enter into this Agreement, and that this Agreement does not breach, interfere with or conflict with any other existing contractual agreement

12. Effect on Prior Agreements.

This Agreement supersedes any and all prior oral or written agreements, concerning the subject matter hereof, in their entirety between the parties, which shall be void and of no further force and effect after the date of this Agreement.

13. Notices.

 All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid electronic transmission or mailed first class, postage prepaid, by registered or certified mail or delivered by an overnight courier service (notices sent by electronic transmission, mail or courier service shall be deemed to have been given on the date sent), as follows (or to such other address as either party shall designate by notice in writing to the other):

If to the Company:

Tara Minerals Corp.

2162 Acorn Court

Wheaton, IL 60189

If to the Executive:

Francis R. Biscan, Jr.

2162 Acorn Court

Wheaton, IL 60189

14. Waiver.

Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provision hereunder shall not affect its rights thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement.  No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

15. Complete Agreement.

This Agreement contains the entire agreement between the parties hereto with respect to the contents hereof and supersedes all prior agreements and understandings between the parties with respect to such matters, whether written or oral.  Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or amended in any manner other than by an instrument in writing, signed by the party against which the enforcement of the change, waiver, discharge or amendment is sought.

16. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one agreement.

17. Binding Effect/Assignment.

This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns.  This Agreement shall not be assignable by the Executive but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company's affiliates controlled by or under common control with the Company, with the written approval of Executive.

18. Governing Law, Venue, Waiver of Jury Trial.

The parties agree that this Agreement shall be deemed made and entered into in the State of Nevada and shall be governed and construed under and in accordance with the laws of the State of Nevada without giving effect to any principles of conflicts of law.  Company and Executive acknowledge and agree that  the Judicial Circuit, shall be the exclusive venue and proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts. The parties further agree and hereby waive and release any right to a trial by jury in any action arising out of the interpretation, enforcement or breach of this Agreement.

19. Headings.

The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

20. Survival.

Any termination of this Agreement shall not affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

21. Severabililty.

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

22. Construction.

This Agreement shall be constructed within the fair meaning of each of its terms and not against the party drafting the document.

23. Service Restriction.

Nothing in this Agreement will prevent or restrict Executive from serving on the Board of Directors of any public or private companies and receive compensation from such service.

THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, UNDERSTAND ITS TERMS AND CONDITIONS, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TARA MINERALS CORP.

By ____________________________

Authorized Officer

______________________________

Francis R. Biscan Jr.